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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1997 in this Form 10-K into Dole Food Company, Inc.'s previously filed Registration Statements on Form S-3 Registration Nos. 33-41480 and 33-64984 and Form S-8 Registration Nos. 2-87475, 33-594, 33-28782,
33-60643, 33-60641, 33-42152, 333-13739 and 333-06949.

/s/ ARTHUR ANDERSEN LLP
Los Angeles, California
March 28, 1997